Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 14, 2011 on the financial statements of Ballroom Dance Fitness, Inc., a Florida corporation (the "Company"), in the Company's Registration Statement on Form S-1 Amendment No. 14 filed with the Securities Exchange Commission on May 31, 2012 (the "Registration Statement").

We also consent to the reference to us under the headings "Experts" and "Changes in and Disagreements with Accountants and Financial Disclosure" in the Registration Statement.

/s/ Malcolm Pollard
Malcolm Pollard CPA
4845 W. Lake Road, #119
Erie, PA  16505

Dated: May 31, 2012

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